Exhibit 99.2

Castellum, Inc. Announces Information Concerning 2023 Annual Stockholders Meeting

BETHESDA, MD., MAY 24, 2023--  Castellum, Inc. (NYSE-American:  CTM), a cybersecurity and electronic warfare services company focused on the federal government, reminds stockholders that its 2023 annual meeting of stockholders (“2023 Annual Meeting”) will be held on Thursday, May 25, 2023 at 10:00 a.m. (eastern time) and that stockholders of record on the close of business on March 31, 2023 will be entitled to notice of, and to vote at, the 2023 Annual Meeting and any adjournment or postponement thereof.  The 2023 Annual Meeting will be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1650 Tysons Blvd., Suite 1400, McLean, VA 22102 and will be conducted in person and virtually via live audio webcast.  Stockholders interested in accessing the live audio webcast may do so by dialing 1 (888) 350-3436 or 1 (646) 960-0185.  The conference identification number is 7330460.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the company.  Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and in the Company’s 10-K and other matters disclosed at www.sec.gov.  These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office:  646.893.5835 x1
Email:  lisa@skylineccg.com;  info@castellumus.com